Exhibit 32

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), Joseph G. Morone, the Chief Executive Officer, and Michael K. Burke, the Chief Financial Officer, of Albany International Corp., a Delaware corporation (“the Company”), do each hereby certify, to such officer’s knowledge, that the annual report on Form 10-K for the fiscal year ended December 31, 2009 (“the Form 10K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the report.

Dated: March 10, 2010

/s/ Joseph G. Morone
Joseph G. Morone
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Michael K. Burke
Michael K. Burke
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)